UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue

Waltham, Massachusetts  02451

(Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 30, 2008, NeuroMetrix, Inc. (the “Company”) approved a plan for the proposed closure of its facility in Columbia, Maryland and discontinuance of sales of DigiScopes and DigiScope related services.  This decision was made as part of the Company’s ongoing focus on cost-efficiencies in all areas of its business, and its refocused efforts towards its core business, which is the sale of the ADVANCE System and support for its existing NC-stat System customers.  The Company plans to cease operations at the Maryland facility and cease business activities relating to its DigiScope product by the end of the fourth quarter of 2008. The Company currently estimates the restructuring, exit costs and other charges to be approximately $5.2 million to $5.5 million, of which approximately $500,000 to $700,000 is expected to be cash.  The following are the major categories of costs expected to be incurred: (1) severance charges and retention costs of approximately $100,000, (2) fixed asset impairment of approximately $2.3 million to $2.4 million, (3) facility lease costs after operations cease of approximately $200,000 to $300,000, (4) approximately $2.4 million in impairment charges related to the write-down of intangible assets and (5) approximately $200,000 to $300,000 of other asset write-downs and exit costs.  The Company currently expects to record approximately $4.8 million to $5.1 million of charges relating to this closure in the third quarter of 2008, of which approximately $2.3 million to $2.4 million relates to the impairment of fixed assets and approximately $2.4 million relates to the impairment of intangible assets.  The Company currently expects to record severance charges of approximately $100,000 related to this closure in the fourth quarter of 2008.  The remaining charges are currently expected to be substantially incurred over the subsequent twelve months period.  The Company aims to realize approximately $1.0 million to $1.3 million in potential annual cost savings from the closure of the Maryland facility and discontinuance of sales of DigiScopes and DigiScope related services.

The statements contained in this report include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to achieve projected cost savings in connection with its announced restructuring plans, unanticipated costs in connection with the plan described above, plus factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or described in the Company’s other public filings. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: October 6, 2008	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer